UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: April 5, 2016
(Date of earliest event reported: March 25, 2016)

BREATHE ECIG CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-178624	37-1640902
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

39 Old Ridgebury Road, Suite C4
Danbury, CT 06810
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(917) 796-9926
(REGISTRANT’S TELEPHONE NUMBER)

__________________________________________
(FORMER NAME, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the FORM 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[  ]  Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act

Item 1.01
Disclosure of Material Settlement Agreements

Breathe Ecig Corp. (OTCQB: BVAP) ("Breathe" or "the Company"), has successfully settled, retired, and extinguished virtually all of its significant outstanding liabilities as well as its Trademark litigation. The Company has, as a result, significantly enhanced its financial condition and can focus on a successful and prosperous future. This success was a result of weeks of intense negotiations with its various creditors and note holders.

A. EXTINGUISHING ALL FURTHER FINANCIAL OBLIGATIONS TO TYPENEX CO-INVESTMENTS LLC

The Company was able to extinguish all remaining financial obligations to TYPENEX for a one time cash payment of $55,000 USD. The entirety of this $55,000 cash payment was CONFIRMED received by Typenex on Friday March 25, 2016.

SEE BELOW THE PREVIOUS OBLIGATIONS TO TYPENEX THAT WERE EXTINGUISHED ON MARCH 25, 2016

As previously disclosed in the Form 10-Q for Breathe Ecig Corp., a Nevada corporation (the “ Company ”) for the period ended June 30, 2015 originally filed with the Securities and Exchange Commission on August 14, 2015, on May 18, 2015 Typenex Co-Investment, LLC (“ Typenex ”) filed a binding arbitration notice against the Company in the State of Utah, Case No. 150903317 (the “Utah Lawsuit”) regarding a certain Warrant to Purchase Shares of Common Stock (the “Warrant”) issued by the Company to Typenex on April 28, 2014 (the “ Arbitration ”) in connection with a Convertible Promissory Note of the same date (the “ Note ”). On April 29, 2015, Typenex sent a Notice of Exercise to the Company for the issuance of 7,541,511 shares of the Company’s common stock (the “ Initial Shares ”) based on a cashless exercise provision contained in the Warrant along with an opinion letter indicating the shares should be issued without restrictive legend pursuant to Rule 144 under the Securities Act of 1933, as amended. The Company immediately filed for an emergency injunction in the State of New Jersey, the location of the Company’s transfer agent. The injunction was granted The Company has filed a response and counterclaim to the Arbitration notice alleging, among other things, that Typenex did not fulfill its obligations under the original Note and failed to disclose material matters regarding Typenex and its principal to the Company and requested damages and attorneys’ fees be paid by Typenex to the Company.

On September 8, 2015, the Company’s transfer agent was required to release the Initial Share to Typenex as a result of the Company failing to maintain the bond requirement agreed to by the Company and Typenex as part of the injunction. On October 13, 2015, Typenex and the Company participated in a mediation in an attempt to resolve the Utah Lawsuit without either party having to incur additional legal and court fees. As a result of the mediation and in order to resolve the Utah Lawsuit and the Arbitration and all other disputes between, on November 17, 2015 (the “ Typenex Effective Date ”), the Company and Typenex entered into a Settlement Agreement, Waiver and Release of Claims (the “ Settlement Agreement ”) and related Exchange Agreement (the “ Exchange Agreement ”), Pursuant to the terms of the Settlement Agreement and Exchange Agreement, the Company agreed to issue to Typenex 8,000,000 shares of the Company’s common shares of stock in exchanges for any rights Typenex may or may not have had under the Warrant. The Company will deliver the shares to Typenex in two installments: (i) 4,000,000 Shares with five trading days of the Effective Date (the “ First Installment Shares ”) and (ii) 4,000,000 Shares on or before January 1, 2016 (the “ Second Installment Shares ”). The First Installment Shares and the Second Installment Shares are collectively referred to herein as the Typenex Shares.

Additionally, pursuant to the Settlement Agreement, beginning on January 1, 2016, Typenex shall have the right to put the Typenex Shares back to the Company (the “ Put Right ”) at the following prices: (a) for Typenex Shares put to the Company from January 1, 2016 to April 30, 2016 the price will be $0.01 per share; (b) for Typenex Shares put to the Company from May 1, 2016 to August 31, 2016 the price will be at $0.02 per share; and (c) any Typenex Shares put to Company between September 1, 2016 and December 31, 2016 the price will be at $0.03 per share. Typenex shall have the right to put up to 666,667 Typenex Shares per month to Company (the “ Monthly Put Amount ”) per month. If the number of Typenex Shares put to Company in a given month is less than the Monthly Put Amount such difference, the “ Rollover Shares ”, Typenex shall have the right to put such Typenex Shares to Company at any time in the same or immediately succeeding period. In addition to the Monthly Put Amount, Typenex shall also have the right to put up to 666,667 Rollover Shares per month to Company. At such time that Typenex’s Net Sales (gross proceeds of sales of the Typenex Shares sold in a minus any trading commissions or costs associated with clearing and selling such Typenex Shares minus the purchase price paid for any shares of Common Stock purchased on the open market) of Typenex Shares is equal to or greater than $200,000, Typenex’s Put Right shall automatically terminate and Typenex shall have no further rights to put Typenex Shares or Rollover Shares.

Additionally, Typenex agreed that during any calendar week it would not sell more Typenex Shares than the greater of (i) 10% of the weekly trading volume of the Common Stock as reported on Bloomberg, L.P. or (ii) an aggregate market value of $5,000.

B.

The Company was able to settle its outstanding Trademark litigation with The Plaintiff ("Breathe LLC") for a one time cash payment of $10,000 USD (already received by Plaintiff), 50 million Restricted Breathe ECig Corp. shares (Constituting less than 10% of Company), transfer of 5,000,000 shares of Tauriga Sciences, Inc. ("Tauriga") common stock (from the inventory of approx. 10,000,000 shares of Tauriga currently held by the Company), and a 50%/50% split of any future sales of Breathe ECig's ECigarette inventory. The inventory sale shall be a joint effort by the two Companies and shall occur for a period of exactly 12 months from the date April 1, 2016. After such date (March 31, 2017), The Company will dispose of and or discard of any remaining inventory and shall no longer be operating in the ECigarette industry in any capacity. There is a final $15,000 cash payment owed to Plaintiff within 120 days (July 31, 2016) which has been personally guaranteed by Mr. Seth M. Shaw (not Breathe ECig Corp. or its shareholders).

C.

The Company settled with its two remaining holders of convertible debt (approx. $300,000 USD) for one time cash payments and issuances of Breathe shares well above the market price (as of date of Settlement).

GROUP 10 Holdings ("Group 10") -- Was Settled for a one time cash payment of $20,000 (already received by Group 10) and 137,000,000 shares of BVAP common stock (issued at a fixed price of $0.001 per share) constituting a fair market value of $137,000 USD.

EMA FInancial LLC ("Eastmore") Was Settled for a one time cash payment of $10,000 (already received by Eastmore) and 125,000,000 shares of BVAP common stock (issued at a fixed price of $0.001 per share) constituting a fair market value of $125,000 USD.

D.  SETTLEMENT OF INVOICES ASSUMED BY COMPANY UNDER CONTROL of PREVIOUS MANAGEMENT TEAM

1. Drew & Rogers (T Shirts)
    Orig inal Invoice: $27,087.63   Settled For: $6,896.45

2. SEC Connect (Sec Filings)
    Original Invoice: $11,361.24   Settled For: $2,500

E.  As of Monday April 4, 2016 (subsequent to the above described debt settlements), the approximate number of shares outstanding is 850,000,000

F.  PLEASE SEE ORIGINAL PRESS RELEASE WHICH REFERENCED THE ABOVE (DISSEMINATED WEDNESDAY MARCH 30, 2016)

Link: https://finance.yahoo.com/news/breathe-ecig-corp-file-name-114500138.html

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2016

BREATHE ECIG CORP. /s/ Seth M. Shaw By: President & Chief Executive Officer